NUMBER: 57781
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BRITISH
COLUMBIA

                                  COMPANY ACT
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                          CERTIFICATE OF INCORPORATION



                              I Hereby Certify that

                        SAFE TRANSPORTATION SYSTEMS INC.

              has this day been incorporated under the Company Act



                              Issued under my hand at Victoria, British Columbia

                                                on July 07, 1998




                                            By: /s/ JOHN S. POWELL
                                            ----------------------
                                                    JOHN S. POWELL
                                                    Registrar of Companies
                                                    PROVINCE OF BRITISH COLUMBIA
                                                    CANADA


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